UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

LANTRONIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Discovery, Suite 250 Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (949) 453-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Item 7.01	Regulation FD Disclosure.

On Friday, March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the Federal Deposit Insurance Corporation (“FDIC”) as receiver. On Sunday, March 12, 2023, Treasury Secretary Yellen, Federal Reserve Board Chair Powell, and FDIC Chairman Gruenberg jointly announced that all deposits held at SVB would be safeguarded in a manner fully protecting all depositors.

As of March 10, 2023, Lantronix, Inc. (the “Company”) had deposits with SVB of approximately $6.7 million, representing approximately 85% of its total outstanding deposits. Based on the March 12 joint statement, the Company believes it will again have access to these funds as of March 13, 2023.

Immediately following the announcement of SVB’s closure on March 10, 2023, the management of the Company began exploring contingency options for the funding of the Company’s operations in the event the Company would not be able to recover its deposits at SVB. As of March 12, 2023, the Company had secured verbal commitments from certain of its directors, officers, members of the management team as well as members of its advisory board, to lend funds in the aggregate amount of up to $5 million to the Company to help fund its operations until the Company could regain access to its SVB deposits or other sources of funding. Moreover, the management of the Company had negotiated the applicable documents and established plans to enter into definitive financing documents with these proposed lenders prior to market open on March 13, 2023, if needed. In light of the joint announcement made by the Treasury, the Federal Reserve and the FDIC, the foregoing planned action is no longer necessary as the Company will have sufficient cash and net cash flows from its operations to satisfy its current obligations for the foreseeable future.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1923, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, the Company’s expectations, plans and opinions. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms and/or conditions or that are not statements of historical matters. The Company cautions readers of this Current Report that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, the Company’s ability to recover its deposits at SVB and its estimates regarding the sufficiency of the Company’s cash and cash flow from operations to fund operations for the foreseeable future. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from the results anticipated by the Company’s forward-looking statements included in the reports the Company has filed with the U.S. Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. The Company does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this report, or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

Date: March 13, 2023

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